UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 05, 2011

MINN-DAK FARMERS COOPERATIVE

(Exact name of Registrant as specified in its charter)

North Dakota	33-94644	23-7222188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7525 Red River Road Wahpeton, North Dakota		58075
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (701) 642-8411

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS.

On August 4, 2011, due to a business opportunity requiring cash of short term nature and the potential for this activity to cause the line of credit to be insufficient, as a precaution, Minn-Dak Farmers Cooperative (“the Company”) pro-actively addressed the need with its primary lender CoBank (“the Bank). The Company’s borrowing capacity has not exceeded its original $45 million credit capacity.

Changes to the loan agreement include the following:

•         The Revolving Credit Supplement increased from $45 million to $50 million, an 11% increase.

The other major provisions of the Revolving Credit Supplement with the Bank remained the same.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MINN-DAK FARMERS COOPERATIVE

Dated: August 5, 2011	By	/S/ David H. Roche
David H. Roche President and Chief Executive Officer